SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     The Securities and Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 31, 2000




                               ISG RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


                 Utah                                      87-0327982
                 ----                                      ----------
            (State or Other       (Commission            (IRS Employer
            Jurisdiction of       File Number)        Identification No.)
            Incorporation)


      136 East South Temple, Suite 1300,     Salt Lake City, Utah       84111
-----------------------------------------------------------------------------
   (Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (801) 236-9700
                                                           --------------

Item 2.  Acquisition or Disposition of Assets

         On May 31, 2000, ISG Resources, Inc. ("ISG") acquired all of the outstanding stock of Palestine Concrete Tile Company ("Palestine"), as well as certain land and buildings used by Palestine in the conduct of its business. Palestine is a Texas corporation primarily engaged in the manufacture and distribution of concrete block.

         ISG has accounted for the acquisition of Palestine under the purchase method of accounting. ISG established through negotiation a purchase price of $18,600,000 in cash for all of the outstanding stock of Palestine held by Dale & Brenda, Ltd. and Dan & Dorenda, Ltd. (collectively, the "Family Limited Partnerships"). The purchase price is subject to further adjustment based upon certain factors as specified within the purchase agreement. ISG also established through negotiation a purchase price of $400,000 for the land and buildings held by the Daniel Andrew Smith Family Trust and the Dale Wayne Smith Family Trust (collectively, the "Family Trusts").

         ISG financed the acquisition of Palestine by obtaining a $15,000,000 increase in the Secured Credit Facility on May 26, 2000 and receiving an equity contribution of $10,000,000 from its parent, Industrial Services Group, Inc., on April 19, 2000.

Item 7. Financial Statements and Exhibits.

         (a) Financial Statements of Businesses Acquired. The audited financial statements of Palestine, as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998, and 1997, are attached hereto beginning at page F-1.

         (b) Pro Forma Financial Information. The unaudited pro forma financial information for the three months ended March 31, 2000 and for the year ended December 31, 1999 set forth below is presented as if the acquisition of Palestine occurred on January 1, 1999. This information is presented for illustrative purposes only and is not necessarily indicative of what the Company's financial position or results of operations would have been had the acquisition of Palestine occurred on that date. This information reflects all adjustments, consisting of normal recurring accruals, which in the opinion of management, are necessary for a presentation of results for the respective periods in accordance with generally accepted accounting principles.

         The purchase price of the acquisition was allocated based on estimated fair values at the date of acquisition. Goodwill resulting from this acquisition is being amortized on a straight-line basis over 20 years.

              Unaudited Pro Forma Condensed Statement of Operations
                    For the Three Months Ended March 31, 2000
                             (Dollars in thousands)

                                               ISG       Palestine Pre-                          Pro Forma
                                           Resources       Acquisition                -------------------------------
                                           Historical      Historical     Combined      Adjustments       Combined
                                         ----------------------------------------------------------------------------
Sales                                           $ 32,518      $   4,940       $37,458       $               $ 37,458
Cost of sales, excluding depreciation             24,737          3,135        27,872         (275) a         27,597
Depreciation and amortization                      3,287            131         3,418          207  b          3,625
New product development                              612              -           612                            612
Selling, general and administrative                4,801            502         5,303                          5,303
                                         -------------------------------------------------------------   ------------
   Income (loss) from operations                    (919)         1,172           253           68               321
Interest income                                        8              4            12                             12
Interest expense                                  (3,539)           (17)       (3,556)        (475) d         (4,031)
Other income, net                                     41              -            41                             41
                                         -------------------------------------------------------------   ------------
   Income (loss) before income taxes              (4,409)         1,159        (3,250)        (407)           (3,657)
Income tax benefit (expense)                       1,249           (425)          824           70  e            894
                                         ------------------------------------------------------------   ------------
   Net income (loss)                             $(3,160)        $  734       $(2,426)       $(337)         $ (2,763)
                                         =============================================================   ============


              Unaudited Pro Forma Condensed Statement of Operations
                      For the Year Ended December 31, 1999
                             (Dollars in thousands)

                                               ISG                                             Pro Forma
                                            Resources       Palestine                -------------------------------
                                           Historical      Historical     Combined     Adjustments       Combined
                                         ---------------------------------------------------------------------------
Sales                                           $156,205       $ 19,372      $175,577     $                 $175,577
Cost of sales, excluding depreciation            108,664         14,640       123,304       (1,100) a        122,204
Depreciation and amortization                     13,091            555        13,646          828  b         14,474
New product development                            2,166              -         2,166                          2,166
Selling, general and administrative               18,962          3,403        22,365       (1,200) c         21,165
                                         -------------------------------------------------------------   ------------
   Income (loss) from operations                  13,322            774        14,096        1,472            15,568

Interest income                                       44              8            52                             52
Interest expense                                 (13,392)           (94)      (13,486)      (1,710) d        (15,196)
Other income, net                                    312             36           348                            348
                                         -------------------------------------------------------------   ------------
   Income (loss) before income taxes                 286            724         1,010         (238)              772
Income tax benefit (expense)                        (648)          (264)         (912)        (207) e         (1,119)
                                         -------------------------------------------------------------  -------------
   Net income (loss)                              $ (362)       $   460        $   98       $ (445)           $ (347)
                                         =============================================================  =============


(a) Reflects adjustments for profit mark-up on raw materials purchased from related companies
(b) Reflects amortization of goodwill recorded upon acquisition
(c) Reflects adjustments to market value for management fees and salary paid to former owners and elimination of former owners' profit sharing contribution
(d) Reflects an increase in interest expense resulting from borrowing under the Secured Credit Facility occurring concurrently with the acquisition of Palestine
(e) Reflects the income tax effect of the pro forma adjustments

     (c) Exhibits. The following documents are being filed as exhibits to this report:

          (i) The Purchase Agreement dated April 30, 2000 and the Amendment to the Stock Purchase Agreement dated May 16, 2000 were filed as exhibits to the Company's 8-K filed on June 15, 2000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            ISG RESOURCES, INC.
                                            -------------------
                                            (registrant)



July 27, 2000                            BY:      /s/
-------------                               ---------------------
(Date)                                      R STEVE CREAMER,
                                            CHIEF EXECUTIVE OFFICER

                         Palestine Concrete Tile Company

                          Combined Financial Statements

                  Years Ended December 31, 1999, 1998 and 1997



                                    Contents

Report of Independent Auditors ........................................... F-2

Audited Combined Financial Statements

Combined Balance Sheets .................................................. F-3
Combined Statements of Income and Retained Earnings....................... F-5
Combined Statements of Cash Flows ........................................ F-6
Notes to Combined Financial Statements ................................... F-7

                         Report of Independent Auditors

The Board of Directors and Shareholders
Palestine Concrete Tile Company

We have audited the accompanying combined balance sheets of Palestine Concrete Tile Company (the Company) as of December 31, 1999 and 1998 and the related combined statements of income and retained earnings and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Palestine Concrete Tile Company at December 31, 1999 and 1998, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.


                                              Ernst & Young LLP

February 18, 2000,
except for Note 1, as to which
the date is May 31, 2000.

                         Palestine Concrete Tile Company

                             Combined Balance Sheets

                                                     December 31
                                                1999              1998
                                             ---------------------------------
Assets
Current assets:
   Cash and cash equivalents                   $  307,937     $         451
   Accounts receivable (net of allowance
     for doubtful accounts of
     $94,000 in 1999 and 1998)                  2,522,353         2,342,484
   Inventories                                  1,038,970           876,118
   Prepaid expenses                                84,815            63,312
   Deferred income tax                            107,001            77,311
                                             ---------------------------------
Total current assets                            4,061,076         3,359,676

Property, plant and equipment:
  Land, buildings and leasehold improvements      594,347           574,031
  Plant equipment                               3,272,586         3,120,832
  Vehicles                                      1,309,059         1,384,659
  Office furniture and fixtures                    73,301            91,239
                                             ---------------------------------
                                                5,249,293         5,170,761
  Accumulated depreciation                      3,735,776         3,621,839
                                             ---------------------------------
                                                1,513,517         1,548,922



                                             ---------------------------------
Total assets                                   $5,574,593        $4,908,598
                                             =================================

                         Palestine Concrete Tile Company

                                                                December 31
                                                          1999          1998
                                                         -----------------------
Liabilities and shareholders' equity
Current liabilities:
   Trade accounts payable                                 $  387,472   $ 382,083
   Accrued compensation                                      429,452     267,319
   Accrued expenses                                          162,000      90,000
   Income tax payable                                        453,034     181,095
   Payable to related parties                                725,851     528,926
   Current portion of capital lease payable                   65,409      59,896
   Current portion of notes payable to related parties       252,600     237,868
   Current portion of note payable                            28,393           -
                                                         -----------------------
Total current liabilities                                  2,504,211   1,747,187

Notes payable to related parties, less current maturities    859,532   1,112,132
Note payable, less current maturities                        126,113           -
Capital lease payable, less current maturities                 9,117      74,526

Commitments

Shareholders' equity:
   Common stock:
     Palestine Concrete Tile Company, $10 par value;
       10,000 shares authorized;
       1,000 shares issued and outstanding                    10,000      10,000
   Retained earnings                                       2,065,620   1,964,753
                                                         -----------------------
Total shareholders' equity                                 2,075,620   1,974,753
                                                         -----------------------
Total liabilities and shareholders' equity                $5,574,593  $4,908,598
                                                         =======================


See accompanying notes.

                         Palestine Concrete Tile Company

               Combined Statements of Income and Retained Earnings

                                                                      Year Ended December 31
                                                            1999             1998              1997
                                                     ------------------------------------------------------
Revenues                                                  $19,372,383       $16,296,464      $13,013,766

Costs and expenses:
  Cost of goods sold                                       15,127,688        13,915,705       10,444,616
  Selling, general and administrative                       3,470,438         2,077,645        1,695,631
                                                     ------------------------------------------------------
                                                              774,257           303,114          873,519

Interest income                                                 7,487             4,321            6,025
Interest expense                                              (93,827)          (93,751)         (40,815)
Other income                                                   36,477            14,681           31,564
                                                     ------------------------------------------------------
Income before income taxes                                    724,394           228,365          870,293

Income taxes:
  Current                                                     293,217           114,366          322,047
  Deferred                                                    (29,690)          (28,941)         (19,491)
                                                     ------------------------------------------------------
                                                              263,527            85,425          302,556
                                                     ------------------------------------------------------
Net income                                                    460,867           142,940          567,737

Retained earnings at beginning of year                      1,964,753         2,301,813        2,094,076
Distributions                                                (360,000)         (480,000)        (360,000)
                                                     ------------------------------------------------------
Retained earnings at end of year                           $2,065,620       $ 1,964,753       $2,301,813
                                                     ======================================================


See accompanying notes.

                         Palestine Concrete Tile Company

                        Combined Statements of Cash Flows

                                                                         Year Ended December 31
                                                                1999              1998             1997
                                                          -----------------------------------------------------
Operating activities
Net income                                                    $   460,867        $142,940        $   567,737
Adjustments to reconcile net income to net
   cash provided by (used in) operating activities:
     Depreciation                                                 555,425         599,540            398,198
     Gain on disposal of assets                                   (32,078)         (6,551)                 -
     Deferred income taxes                                        (29,690)        (28,941)           (19,491)
     Changes in operating assets and liabilities:
       Accounts receivable                                       (179,869)       (224,196)          (738,942)
       Inventories                                               (162,852)        (95,543)          (137,899)
       Prepaid expenses and other assets                          (21,503)         11,182            (12,408)
       Income tax payable                                         271,939         (72,259)            93,274
       Trade accounts payable and other accruals                  239,522        (318,670)           534,463
       Payable to related parties                                 196,925        (309,843)           505,536
                                                          -----------------------------------------------------
Net cash provided by (used in) operating activities             1,298,686        (302,341)         1,190,468

Investing activities
Purchases of property, plant and equipment                       (384,741)       (250,408)          (282,462)
Purchase of certain assets of a company                                 -               -           (950,000)
 Proceeds from disposal of property, plant and equipment           58,115               -                  -
Net change in short-term investments                                    -               -             44,012
                                                          -----------------------------------------------------
Net cash used in investing activities                            (326,626)       (250,408)        (1,188,450)

Financing activities
Distributions                                                    (360,000)       (480,000)          (360,000)
Payments on note payable                                           (6,810)              -                  -
Receipt of (payments on) notes payable to related parties        (237,868)        350,000          1,000,000
Payments on capital leases                                        (59,896)        (54,190)           (49,030)
                                                          -----------------------------------------------------
Net cash (used in) provided by financing activities              (664,574)       (184,190)           590,970
                                                          -----------------------------------------------------
Net increase (decrease) in cash and cash equivalents              307,486        (736,939)           592,988

Cash and cash equivalents at beginning of year                        451         737,390            144,402
                                                          -----------------------------------------------------
Cash and cash equivalents at end of year                       $  307,937        $    451        $   737,390
                                                          =====================================================

Supplemental disclosures of cash flow information
Cash paid for income taxes                                     $   21,278        $186,625        $   228,774
Equipment purchased with a note payable                           161,316               -                  -


See accompanying notes.

                         Palestine Concrete Tile Company

                     Notes to Combined Financial Statements

                                December 31, 1999


1.  Description of the Business and Significant Accounting Policies

Palestine Concrete Tile Company (the Company) is a Texas corporation involved primarily in the business of manufacturing and selling concrete block. Customers of the Company consist of construction-related companies located primarily in the state of Texas.

On April 30, 2000, with an amendment dated May 16, 2000, an agreement was signed to sell all the outstanding stock of the Company to an unrelated third party effective May 31, 2000. Additionally, this agreement calls for the sale of the land and the buildings utilized by the Company in the conduct of its business. Such property is owned by a separate trust with the Company paying to the trust for use of the property.

The accompanying combined financial statements include the accounts of the Company and the land and buildings to be sold by the trust under the terms of the agreement, since these constitute the entire business operations to be sold. Depreciation on the buildings has been provided as if owned by the Company for purposes of presentation.

Revenue Recognition

Revenues are recognized when goods are shipped to customers or provided to customers at the Company's facilities.

Cash and Cash Equivalents

Cash equivalents are highly liquid investments with maturities of three months or less when purchased.

Inventories

Inventories are primarily valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method. Inventories consist primarily of concrete block and other concrete products, raw materials used to manufacture the blocks and concrete product, and other construction supplies. Inventory of manufactured finished goods is valued at the average cost of production.

                         Palestine Concrete Tile Company

1.  Description of the Business and Significant Accounting Policies (continued)

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Major renewals and improvements are capitalized, while maintenance and repairs are expensed as incurred. Depreciation is computed using accelerated and straight-line methods at rates adequate to recover costs over the assets' useful lives. Estimated useful lives are generally 3 to 7 years for vehicles, machinery and equipment, and furniture and fixtures, and 15 to 39 years for buildings and improvements.

As required by Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," management evaluates the carrying value of all long-lived assets to determine recoverability when indicators of impairment are present based generally on an analysis of undiscounted cash flows. Management believes no material impairment in the value of long-lived assets exists at December 31, 1999.

Income Taxes

The Company accounts for income taxes, using the provisions of SFAS No. 109, "Accounting for Income Taxes." Deferred income taxes result primarily from temporary differences between the financial statement bases and tax bases of assets and liabilities using enacted tax rates.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  Long-Term Debt

At December 31, 1999, the Company has a note payable to a bank collateralized by certain equipment, with a net book value of $107,544, and cash accounts held by the bank. The interest rate on this note is 6.90%. Principal payments for this note for the next five years are as follows: 2000 - $28,393; 2001 - $30,475; 2002 - $32,677; 2003 - $35,037; and 2004 - $27,924.

                         Palestine Concrete Tile Company

3.  Inventories

Inventories at December 31 are composed of the following:

                                              1999              1998
                                        ------------------------------------
        Raw materials                        $   184,230        $127,920
        Finished goods                           854,740         748,198
                                        ------------------------------------
                                              $1,038,970        $876,118
                                        ====================================

4.  Income Taxes

Reconciliation of income tax expense at the U.S. statutory rate to the Company's tax expense is as follows:

                                             Year ended December 31
                                     1999             1998              1997
                                  ----------------------------------------------

34% of income before income tax      $246,294          $77,644          $295,900
Permanent differences                  17,233            7,781             6,656
                                  ----------------------------------------------
                                     $263,527          $85,425          $302,556
                                  ==============================================

The major components of the deferred tax assets as of December 31 are as follows:

                                                          1999       1998
                                                       -------------------------
Deferred tax assets:
   Allowance for doubtful accounts                      $  31,960    $31,960
   Accruals not currently deductible for tax purposes      75,041     45,351
                                                       -------------------------
                                                         $107,001    $77,311
                                                       =========================

5.  Leases

The Company has entered into certain operating lease agreements for equipment. All such leases are cancelable with proper written notice, generally 60 days.

The Company has also entered into an operating lease agreement with a third party for certain real estate. Subsequent to October 15, 2000, the Company may terminate this agreement with proper written notice, which is required one year before termination. The commitment under this agreement for 2000 is $30,000. Rent expense under this agreement was $30,000 in 1999, $15,000 in 1998 and $2,500 in 1997.

                         Palestine Concrete Tile Company

5.  Leases (continued)

The Company has entered into certain capital lease agreements for equipment. Future minimum lease payments required under the capital leases are as follows:

                  2000                                   $69,912
                  2001                                     9,260
                                                    -----------------
                  Total minimum lease payments            79,172
                  Amounts representing interest           (4,646)
                                                    -----------------
                  Capital lease obligations              $74,526
                                                    =================

Property and equipment include the following amounts recorded under capital leases at December 31:

                                               1999              1998
                                             --------------------------------

                  Equipment                     $279,148         $279,148
                  Accumulated depreciation      (245,068)        (214,300)
                                             --------------------------------
                                               $  34,080        $  64,848
                                             ================================

6.  Related-Party Transactions

The Company purchases raw materials from two related parties. In 1999, 1998 and 1997, raw materials totaling approximately $6,055,000, $5,706,000 and $4,412,000, respectively, were purchased from these parties which in turn purchase these materials from one supplier. At December 31, 1999 and 1998, $423,000 and $476,000, respectively, were owed to these parties for these raw materials and are included in payables to related parties on the accompanying combined balance sheets.

The Company pays management fees to these parties. Amounts charged to expense in 1999, 1998 and 1997 totaled $1,200,000, $50,000 and $400,000, respectively. At
December 31, 1999 and 1998, $300,000 and $50,000, respectively, were owed to these parties for management fees and are included in payables to related parties on the accompanying combined balance sheets.

Periodically, the Company borrows money from these parties. Amounts owed, included in notes payable to related parties on the accompanying combined balance sheets, were $1,112,132 and $1,350,000 at December 31, 1999 and 1998, respectively. These notes are due in full in December 2003 with maturities over the next four years as follows: 2000 - $252,600, 2001 - $268,847, 2002 -
$286,140 and 2003 - $304,545. Interest expense,

                         Palestine Concrete Tile Company

6.  Related-Party Transactions (continued)

accruing at 6.25%, recorded in 1999, 1998 and 1997 totaled $80,245,  $77,236 and
$19,140, respectively. Interest payable at December 31, 1999 and 1998 totaled $3,000 and is included in payables to related parties on the accompanying combined balance sheets.

Due to the relationship among the parties to these transactions, the amounts paid by the Company may not have been the same if similar activities had been undertaken with unrelated parties.

7.  Concentration of Risk

The Company generally maintains its cash balances at two financial institutions in Texas. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation for up to $100,000. At December 31, 1999 and 1998, the
Company's uninsured cash balances totaled $204,000 and $0, respectively. At December 31, 1999, the Company had three money market accounts for which minimum balances of $50,000 were required.

Generally, the Company does not require collateral or other security to support trade accounts receivable. The Company's five largest customers accounted for approximately 20% of its revenues in 1999, 1998 and 1997. Historically, the Company has not had significant uncollectable accounts.